As filed with the Securities and Exchange Commission on ___________, 2000
                                        Registration Statement No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                      VERAMARK TECHNOLOGIES, INC.
        (Exact name of registrant as specified in its charter)

                               DELAWARE
    (State or other jurisdiction of incorporation or organization)

                              16-1192368
                   (IRS Employer Identification No.)

                          3750 Monroe Avenue
                      Pittsford, New York  14534
     (Address, including zip code, of principal executive offices)

                     1998 LONG-TERM INCENTIVE PLAN
                       (Full title of the plan)



             Robert L. Boxer, Esq.                         with a copy to:
Vice President, Secretary and Corporate Counsel        Catherine A. King, Esq.
          Veramark Technologies, Inc.                Harris Beach & Wilcox, LLP
              3750 Monroe Avenue                        130 East Main Street
          Pittsford, New York  14534                  Rochester, New York 14604
                (716) 381-6000                             (716) 232-4440

    (Name, address, and telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum        Proposed Maximum
Title of Securities TO    Amount to be       Offering Price Per      Aggregate Amount of      Registration
     BE REGISTERED        REGISTERED(1)             SHARE             OFFERING PRICE(2)          FEE(2)
     Common Stock           2,000,000              $3,188                $6,376,000             $1,684.00

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457, calculated on the basis of the closing sale price of the Common Stock on the Nasdaq National Market System on October 2, 2000.

                       GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional shares of Veramark Technologies, Inc. Common Stock covered by the Registrant's 1998 Long-Term Incentive Plan. The contents of the Registration Statement on Form S-8 of the Registrant, formerly known as Moscom Corporation (SEC File No. 333-55663), filed with the Securities and Exchange Commission on June 1, 1998, are hereby incorporated by reference.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsford, New York, on this 4{TH} day of OCTOBER, 2000.

                                 VERAMARK TECHNOLOGIES, INC.


                                 By:  __________________________________
                                      David G. Mazzella
                                      President and Chief Executive Officer




                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David G. Mazzella his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                        TITLE                         DATE



______________________________   Chairman of the Board,    October 4, 2000
David G. Mazzella                Director


______________________________   Director                  October 4, 2000
John E. Gould


______________________________   Director                  October 4, 2000
William J. Reilly



______________________________   Director                  October 4, 2000

Robert W. Stubbs


______________________________   Director                  October 4, 2000
James R. Scielzo

                                 EXHIBIT INDEX

*4.1 1998 Long-Term Incentive Plan (incorporated by reference from Registrant's proxy material filed on February 27, 1998).

5.       Opinion and consent of Harris Beach & Wilcox, LLP.

23.1     Consent of Arthur Andersen, LLP.

23.3     Consent of Harris Beach & Wilcox, LLP (included in Exhibit 5).

24       Power of Attorney, included at pages II-1 and II-2.


* Previously filed as an Exhibit to this Registration Statement on June 1, 1998.

                                                                     EXHIBIT 5

                              OPINION OF COUNSEL

                  [LETTERHEAD OF HARRIS BEACH & WILCOX, LLP]

                               October 4, 2000

Veramark Technologies, Inc.
3750 Monroe Avenue
Pittsford, New York 14534

Ladies and Gentlemen:

     We have acted as counsel to Veramark Technologies, Inc., a Delaware corporation formerly known as Moscom Corporation (the "Company"), in connection with the filing of the Company's registration statement on Form S-8 with the Securities and Exchange Commission on or about October 4, 2000 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the offering by the Company of up to 2,000,000 additional shares of Common Stock (the "Shares") pursuant to the Company's 1998 Long-Term Incentive Plan (the "Plan"). The Registration Statement incorporates by reference the contents of the registration statement on Form S-8 of the Company (SEC File No. 333-55663), filed with the Securities and Exchange Commission on June 1, 1998.

     We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     We are of the opinion that, when the Shares shall have been issued and sold on the terms contemplated by the Plan, and the Registration Statement shall have become effective, the Shares will be legally issued, fully paid and non-assessable.

     This opinion shall be limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/  Harris Beach & Wilcox, LLP

                                      HARRIS BEACH & WILCOX, LLP

                                                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 2000 included in Veramark Technologies, Inc.'s form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                      /s/  Arthur Andersen LLP


Rochester, New York
October 17, 2000